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Patterson Travis, Inc.
One Battery Park Plaza
New York, NY 10004


                           Re:      Amplidyne, Inc.

Gentlemen:

         The undersigned is the beneficial and record holder of shares of common stock ("Common Stock"), and/or other securities (together with Common Stock, the "Securities") of Amplidyne, Inc., a Delaware corporation (the "Company"). In connection with the proposed initial public offering of securities of the Company (the "Offering"), and in consideration of your acting as underwriter for the Offering, the undersigned agrees not to directly or indirectly, for a period of eighteen (18) months following the effective date of the Offering, offer, sell (including by effecting any short sale), loan, hypothecate, pledge, grant any option for the sale of, acquire any option to dispose of, transfer or gift (except for estate planning or charitable transfers or other private sales, provided the transferees agree to be bound by the same restrictions on transfer), or otherwise dispose of any Securities without obtaining your prior written consent (which consent may be withheld or granted in your discretion). The undersigned acknowledges and agrees that in order to enforce the covenants contained in this letter agreement, the Company will impose stop-transfer instructions with respect to the Securities owned by the undersigned until the end of such eighteen (18) month period for transfers other than those exceptions described above. In addition, the undersigned waives any registration rights he may have with respect to all such Securities for such eighteen (18) month period.


Date: October 1, 1996


                                    Signed:_____________________________

                                    Print Name:__________________________